Exhibit 10.1

One N. Central Avenue, Phoenix, AZ 85004 (602) 366-8100
DATE

Dear :
FORM OF
CHANGE OF CONTROL AGREEMENT
(Amended and Restated Effective January 1, 2005)
     Phelps Dodge Corporation (the “Corporation”) considers the maintenance of a sound and vital senior management organization to be essential to protecting and enhancing the best interests of the Corporation and to providing value to its shareholders. The Corporation recognizes that, as is the case with many publicly held corporations, the continuing possibility of an unsolicited tender offer or other takeover bid for the Corporation is unsettling to you and other senior executives of the Corporation and its principal subsidiaries, and may result in the departure or distraction of key management personnel to the detriment of the Corporation and its shareholders. The Board of Directors of the Corporation (the “Board”) and the Compensation and Management Development Committee (the “Committee”) of the Board have previously determined that it is in the best interests of the Corporation and its shareholders for the Corporation to minimize these concerns by entering into an agreement (a “Change of Control Agreement”) which would provide you with certain benefits in the event your employment with the Corporation terminates under certain limited circumstances related to a Change of Control. The Corporation has had in place for certain individuals similar agreements that expire on December 31, 2002. Accordingly, the Corporation has determined that it is appropriate to replace those expiring agreements with the arrangements set forth in this Change of Control Agreement.
     These arrangements are being made and entered into to help assure a continuing dedication by you to your duties to the Corporation, notwithstanding the occurrence of a tender offer or other takeover bid. In particular, the Board and the Committee believe it important, should the Corporation receive proposals from third parties with respect to its future, to enable you, without being influenced or distracted by the uncertainties of your own situation, to assess and advise the Board whether such proposals would be in the best interests of the Corporation and its shareholders, and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board and the Committee understand that in the event of a tender offer or other takeover bid that certain senior managers are at risk with respect to continuing employment opportunities with the Corporation. In recognition of that, the Board and the Committee wish to demonstrate to the senior executives that it is the intent of the Board and Committee, in the event of a Change of Control, to assure that senior executives are treated fairly in those circumstances.

     In view of the foregoing, in order to induce you to remain in the employ of the Corporation or one of its principal subsidiaries and in further consideration of your continued employment with the Corporation, the Corporation and you agree to a Change of Control Agreement as follows:
     1. TERMINATION BENEFITS.
     In the event your employment with the Corporation or any subsidiary of the Corporation terminates by reason of a “Qualifying Termination” (as the term “Qualifying Termination” is defined below) within two years after a “Change of Control” of the Corporation (as “Change of Control” is defined below), you shall receive the benefits set forth in this Change of Control Agreement (“Change of Control Benefits”). In addition, if you have not experienced a Qualifying Termination prior to the first anniversary date of the Change of Control (“Anniversary Date”), then for a period of thirty (30) days beginning immediately after the Anniversary Date (the “Anniversary Window Period”), you will have a one time opportunity to elect to voluntarily terminate your employment with the Corporation (or any subsidiary of the Corporation) and be eligible to receive your Change of Control Benefits. Should you make an election to voluntarily terminate your employment during the Anniversary Window Period, your date of termination must be within that same thirty (30) day time period. If you fail to make an election to voluntarily terminate your employment during the Anniversary Window Period, you will have forfeited any right to such an election for purposes of this Change of Control Agreement. You will continue to be eligible to receive your Change of Control Benefits only if a Qualifying Termination otherwise occurs within two years after a Change of Control.
          (a) TERMINATION PAYMENTS. The Corporation will pay you as termination compensation a lump sum amount equal to the sum of: (i) three times your highest annual base salary (not including any bonuses under the Corporation’s Annual Incentive Compensation Plan) paid or payable by the Corporation or any subsidiary of the Corporation to you during the three calendar years ending with the year your employment with the Corporation terminates; plus (ii) three times your Target Bonus; less (iii) any severance, termination, or other cash compensation payable to you under your Severance Agreement with the Corporation or pursuant to any severance policy, plan, or program sponsored by the Corporation or any subsidiary of the Corporation. Any lump sum termination payment due to you pursuant to this Section 1(a) shall be paid to you on the date of your termination of employment with the Corporation, except that, if you are a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and you are terminated on or after March 1, 2008, then such payment shall be made on the first business day after the six month anniversary of your termination date. For purposes of the calculation set forth in this Section 1(a), Target Bonus shall mean your highest annual base salary during the twelve (12) months immediately preceding your termination of employment times the highest target bonus percentage assigned by the Corporation’s Annual Incentive Compensation Plan to any position you held during the twelve (12) months immediately preceding your termination of employment.
     If after the effective date of this Change of Control Agreement, the Corporation’s Annual Incentive Compensation Plan is replaced by another incentive compensation or bonus program, your Target Bonus for purposes of this Section 1, will be the greater of (i) the Target Bonus as determined under Section 1(a) as of the date of the Change of Control; (ii) the Target Bonus as determined under Section 1(a) as of your termination date; or (iii) the Target Bonus as determined under Section 1(a) except that your Target Bonus will be calculated using the highest target bonus percentage assigned by the replacement program to any position you held during the twelve (12) months immediately preceding your termination of employment.

          (b) BENEFITS CONTINUATION. You will continue to receive medical, dental, vision, long-term disability, and life insurance benefits as described in this Section 1(b).
               (i) Group Medical, Dental, and Vision. You will receive group medical, dental, and vision coverage in accordance with the terms and conditions of the special insured group medical, dental, and vision plans sponsored by the Corporation for certain senior executives (collectively, the “Insured Plans”). The Insured Plans are designed to be similar to the Corporation’s then in effect self-insured active group medical, dental, and vision plans. You will be eligible to participate in the respective Insured Plans until the earlier of (1) December 31 of the second calendar year commencing after the date of your termination (the “Continuation Period”) or (2) the day on which you become eligible to receive any group medical, dental, and vision care benefits, as the case may be, under any plan or program of any other employer for active employees or the Retiree Insured Plan. You will be responsible to contribute to the cost of the Insured Plans at the same level, if any, you were required to contribute to receive the similar benefits under the Corporation’s group medical, dental, and vision plans as of your termination date. In lieu of the benefits provided above, you may elect to receive eighteen (18) months of Corporation paid continuation of coverage under the Corporation’s group medical, dental, and vision plans pursuant to Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as it may be amended or replaced from time to time. In addition, if on December 1 of the second calendar year commencing after the date of your termination you are still receiving group medical, dental, or vision coverage under the Insured Plans in accordance with this Section 1(b)(i), you will receive a cash payment equal to the product of (i) the monthly cost of such coverage under the Insured Plans for a similarly situated Corporation employee, multiplied by (ii) the number of months that, taken together with the number of months in your Continuation Period, would equal a total of thirty-six (36) months. Such cash payment will be payable in a lump sum amount on December 15 of that date.
               (ii) Retiree Medical Insurance. If during the two year period after the date of the Change of Control, but after the date of your termination of employment (which entitles you to benefits under this Change of Control Agreement), you would have been eligible for early or normal retirement under the terms and conditions of any pension or retirement plan sponsored by the Corporation (or any subsidiary of the Corporation) in which you participate, then you will be eligible to participate in any insured medical plan (the “Retiree Insured Plan”) that the Corporation has in place to provide medical benefits similar to those provided by the Corporation’s retiree medical plan. You will be eligible to participate in the Retiree Insured Plan beginning on the date you would have been eligible for an early or normal retirement had your employment not been terminated and continuing until such time (if any) as the Corporation ceases to provide retiree medical insurance, or the insurance available under the Retiree Insured Plan is no longer available. Until the end of the thirty-six (36) month period following your termination date, the Corporation will pay your full cost of the Retiree Insured Plan. If as of your employment termination date (either because of your Qualifying Termination within the required time period or your voluntary termination during the Anniversary Window Period), you are eligible to participate in the Corporation’s retiree medical plan, if any, the cost of your participation in the applicable retiree medical plan will be paid by the Corporation for the thirty-six (36) month period following your termination date. After the end of this thirty-six (36) month period, you will be responsible to pay the applicable retiree contribution percentage to participate in the Corporation’s retiree medical plan. Similarly, if you are participating in the Retiree Insured Plan, you will be required to pay the equivalent contribution as if you had been eligible to participate in the Corporation’s retiree medical plan. The Corporation reserves the right to amend or terminate its retiree medical plan at any time. Any such amendment or termination that applies equally to all covered individuals also will apply to you. The Corporation also reserves the right to amend or terminate any Retiree Insured Plan as long as a comparable amendment or termination is being made at the same time to the Corporation’s retiree medical plan. A Retiree Insured Plan also may be amended if such amendment is required by the insurer and a Retiree Insured Plan may be terminated if the underlying insurance cannot be obtained from a reputable insurer.
               (iii) Long-Term Disability. With respect to your long-term disability insurance coverage, you will be eligible to purchase an individual long-term disability conversion policy directly from the insurer providing the group benefits under the Corporation’s Long-Term Disability Plan as of your termination date. To be eligible for this coverage, you must satisfy the insurer’s requirements for coverage in effect on your termination date, and any such conversion coverage is subject to coverage and other limitations imposed by the insurer. The disability benefits and amount of coverage under the conversion policy may be different than those provided to you under the Corporation’s Long-Term Disability Plan in effect on your termination date. The Corporation will pay the cost to continue any long-term disability conversion coverage for a period ending on December 31 of the second calendar year commencing after the date of your termination (the “LTD Continuation Period”). You will be responsible for the cost of any long-term disability conversion coverage after this period. In addition, the Corporation will pay to you a cash amount equal to the product of (i) the monthly cost of your long-term disability conversion coverage as of your termination date, multiplied by (ii) the number of months that, taken together with the number of months in the LTD Continuation Period, would equal a total of thirty-six (36) months. Any such cash payment shall be paid to you in a lump sum amount on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
               (iv) Life Insurance. The disposition of your life insurance policy or policies (the “Policies”) issued under the Corporation’s Executive Life Insurance Plan (“ELIP”) will be in accordance with the terms and conditions of the ELIP. The Corporation, on the date your employment with the Corporation (or any subsidiary) terminates, will pay the insurer of the Policies an amount sufficient to fund the Policies for a period of thirty-six (36) months after your termination date. The Corporation will fund the Policies for this thirty-six (36) month period in a manner similar to the funding level before the Change of Control such that the Policies are funded for the Policies’ death benefit and the contribution towards the retiree life insurance portion of the Policies. At the end of this thirty-six (36) month period any additional funding required by the Policies will be your obligation. In lieu of the payment method described above, you may elect, prior to any payment being made, to have the Corporation fund the Policies to the same level with annual installment payments over a three (3) year period, provided that such election shall be valid only if: (a) such election must be made prior to the earlier of your termination of employment and December 31, 2007, and (b) you are not terminated prior to December 31, 2007. To the extent that any of your life insurance coverage under the ELIP is insured under the Corporation’s group term life insurance plan, in accordance with the terms and conditions of that insurance coverage you will be eligible to convert this coverage to individual non-term conversion coverage as of your termination date. To be eligible to receive this conversion coverage you must submit an application to the insurer. Any available conversion coverage is subject to such limitations as may be imposed by the insurer. Should you elect this individual conversion coverage, the Corporation will pay the cost to continue your conversion coverage for a period of thirty-six (36) months following your termination date. You will be responsible for the cost of any conversion coverage in excess of thirty-six (36) months. Notwithstanding the foregoing, if any of the Policies or conversion coverage described in this Section 1(b)(iv) provides a benefit other than a death benefit to you, and you are terminated on or after March 1 in the calendar year following the year in which the Change of Control occurs, then any applicable lump sum payment shall be made (or, in the case of a qualifying installment election, the first annual installment payment shall be made) by the Corporation on the first business day after the six month anniversary of your termination date.
     2. OTHER BENEFITS; LOANS.
          (a) INCENTIVE COMPENSATION PLAN. Generally, your participation in the Corporation’s Annual Incentive Compensation Plan (“AICP”), and any right that you may have to receive a bonus thereunder for the year in which your employment with the Corporation or any subsidiary of the Corporation terminates or any prior year shall be governed by the terms of the AICP. If you were a participant in the AICP at any time during the calendar year in which a Change of Control occurs, however, you will receive at least a pro rated incentive compensation payment for the year in which the Change of Control occurs. Your pro rated incentive compensation payment will be calculated in two steps. The first step will be to calculate the incentive compensation to which you would be entitled under the AICP, calculated on the basis of the following assumptions: (i) the annual performance period ends on the date of the Change of Control; (ii) the financial performance of the Corporation or any of its subsidiaries for the relevant performance period will be equal to the financial performance measured as of the date of the Change of Control, annualized; and (iii) you satisfy all individual subjective performance goals or measures set for you under the AICP at the “target” performance level. The second step will be to multiply the amount determined pursuant to the first step by a fraction, the numerator of which is the number of days that have elapsed in the calendar year prior to the day of the Change of Control and the denominator of which is 365. Any bonus due under this Section 2(a) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
          (b) RETIREMENT AND SAVINGS PLANS. Any participation by you in, and any terminating distributions and vested rights under, the Phelps Dodge Retirement Plan, the Phelps Dodge Employee Savings Plan, the Phelps Dodge Corporation Supplemental Retirement Plan, and the Phelps Dodge Corporation Supplemental Savings Plan, or any other retirement or savings plan sponsored by the Corporation, regardless of whether such plan qualifies for favorable tax treatment, shall be governed by the terms and conditions of those respective plans, as they may be amended from time to time.
          (c) LOANS. Any permitted indebtedness owed by you to the Corporation or any subsidiary of the Corporation on account of advances or loans shall become due and payable and may be deducted from the payment referred to in Section 1 above.
          (d) OUTPLACEMENT SERVICES. You will be eligible to receive outplacement services for a period of up to one year after your termination date at an outplacement firm selected by the Corporation. The cost of these outplacement services will be paid by the Corporation directly to the outplacement firm selected, up to a maximum amount of fifteen percent (15%) of your highest annual base salary in effect during the twelve (12) months immediately preceding your termination date.
          (e) EXECUTIVE PHYSICALS. You shall receive a lump sum payment equivalent to the cost of coverage under the Corporation’s Executive Physical program for the thirty-six (36) month period after your termination date. The benefits to which you will be eligible, will be the executive physical benefits that were in effect on the date of the Change of Control and any executive physical benefits received will be subject to the terms and conditions of the Executive

Physical program as in effect on the date of the Change of Control. Any lump sum payment due under this Section 2(e) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
          (f) FINANCIAL COUNSELING. To the extent you were eligible for financial counseling paid by the Corporation on the date of the Change of Control, you shall receive a lump sum payment equivalent to the cost of such services for an additional thirty-six (36) month period after your termination date (as determined by the Corporation in good faith). Any lump sum payment due under this Section 2(f) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
     3. CONFIDENTIALITY.
     In the event your employment with the Corporation or any subsidiary of the Corporation terminates under the circumstances specified in Section 1, you shall retain in confidence any confidential, proprietary, or trade secret information known to you concerning the Corporation and its subsidiaries and their businesses so long as such information is not publicly disclosed by the Corporation or any subsidiary of the Corporation.
     4. CHANGE OF CONTROL DEFINED.
          For purposes of this Change of Control Agreement, a “Change of Control” shall be deemed to have taken place at the time:
          (a) when any “person” or “group” of persons (as such terms are used in Section 13 and 14 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), other than the Corporation or any employee benefit plan sponsored by the Corporation, becomes the “beneficial owner” (as such term is used in Section 13 of the Exchange Act) of 25% or more of the total number of the Corporation’s common shares at the time outstanding; or
          (b) of the approval by the vote of the Corporation’s stockholders holding at least 50% (or such greater percentage as may be required by the Certificate of Incorporation or By-Laws of the Corporation or by law) of the voting stock of the Corporation of any merger or consolidation with any other corporation (other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation (the “Surviving Entity”) or its direct or indirect parent (the “Survivor Parent”)), at least 80% of the combined voting power of the securities of the Corporation or the Surviving Entity or Survivor Parent outstanding immediately after such merger or consolidation); sale of assets; liquidation; or reorganization in which the Corporation will not survive as a publicly owned corporation (the transactions described above being collectively referred to as the “Transaction”); provided that a Change of Control will occur in the circumstances described above only if the Transaction is ultimately consummated; or
          (c) when the individuals who, at the beginning of any period of two years or less, constituted the Board of Directors of the Corporation cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     5. QUALIFYING TERMINATION DEFINED.
          (a) QUALIFYING TERMINATION. For purposes of this Change of Control Agreement, the term “Qualifying Termination” means a termination of your employment with the Corporation or any subsidiary of the Corporation (under circumstances where you are no longer employed by the Corporation or any such subsidiary) (i) by you for Good Reason, or (ii) by the Corporation or a subsidiary without Cause, and (iii) prior to your death or Disability.
          (b) CAUSE. “Cause” means willful misconduct in the performance of your duties as an employee which results in a material detriment to the Corporation, and its subsidiaries, taken as a whole.
          (c) DISABILITY. For purposes of this Change of Control Agreement, the term “Disability” shall have the meaning given to that term in the Phelps Dodge Corporation Long-Term Disability Plan.
          (d) GOOD REASON. For purposes of this Change of Control Agreement, the term “Good Reason” means that you have terminated your employment with the Corporation and all subsidiaries of the Corporation under any of the following circumstances:
(i) such termination occurs more than 180 days following the time when a Change of Control takes place and such Change of Control has not been approved by a resolution adopted by the Board as constituted immediately prior to such Change of Control; or
(ii) you terminate your employment on account of one or more of the following events (and you have not agreed to such event in writing):
(A) the assignment to you of any duties inconsistent, in a way materially adverse to you, with your positions, duties, responsibilities and status with the Corporation and its subsidiaries immediately prior to a Change of Control, or a material reduction in the duties and responsibilities you held immediately prior to such Change of Control; or a change in your reporting responsibilities, titles or offices as in effect immediately prior to such Change of Control; or any removal of you from or any failure to re-elect you to any position with the Corporation or any subsidiary that you held immediately prior to such Change of Control except in connection with your promotion or the termination of your employment; or
(B) a reduction by the Corporation or any subsidiary of the Corporation in your base salary as in effect immediately prior to such Change of Control; the failure by the Corporation or any such subsidiary to continue in effect any employee benefit plan or compensation plan (including any incentive compensation or bonus programs) in which you are participating immediately prior to such Change of Control unless you are permitted to participate in other plans providing you with substantially comparable benefits; or the taking of any action by the Corporation or any such subsidiary which would adversely affect your participation in or materially reduce your benefits under any such employee benefit or compensation plan; or
(C) the Corporation’s or any subsidiary’s requiring you to be based anywhere other than a location within 50 miles of your location immediately prior to such Change of Control; or the Corporation’s or any subsidiary’s requiring you to travel on the Corporation’s or any subsidiary’s business to an extent substantially more burdensome than your travel obligations immediately prior to such Change of Control.
          (e) EMPLOYMENT BY SUCCESSORS. For purposes of this Change of Control Agreement, employment by a successor of the Corporation, or a successor of any subsidiary of the Corporation, that has assumed this Change of Control Agreement pursuant to Section 9 shall be considered to be employment by the Corporation or one of its subsidiaries. As a result, if you are employed by such a successor following a Change of Control, you will not be entitled to receive the benefits provided by Sections 1 and 2 unless your employment with the successor is subsequently terminated in a Qualifying Termination within two (2) years after a Change of Control or as a result of your timely election to voluntarily terminate your employment during the Anniversary Window Period as described in Section 1. Solely for purposes of applying the provisions of Sections 1 and 2 and the definitions set forth in Section 5, the successor shall be deemed to be a subsidiary of the Corporation.
     6. TAX GROSS-UP.
          (a) GROSS-UP PAYMENT. In the event that the “Total Payments” made under this Change of Control Agreement or otherwise result in an excise tax being imposed on you pursuant to Section 4999 of the Code, the Corporation will provide you with a “Gross-Up Payment,” calculated in accordance with the provisions of this Section 6. “Total Payments” as used in this Section 6, means any payments in the nature of compensation (as defined in Code Section 280G and the regulations adopted thereunder), made pursuant to this Change of Control Agreement or otherwise, to or for your benefit, the receipt of which is contingent on a “change in the ownership or effective control” of the Corporation, or a “change in the ownership of a substantial portion of the assets of the Corporation” (as these phrases are defined in Code Section 280G and the regulations adopted thereunder) and to which Code Section 280G applies. This Gross-Up Payment will be paid to you as and when payments are made to you which are subject to the excise tax imposed under Section 4999, and in relation to the excise taxes payable with respect to each such payment, but in no event later than two and one-half months following the end of the taxable year in which the corresponding amount payable as a Gross-Up Payment is no longer subject to a “substantial risk of forfeiture” (as such term is defined for purposes of Section 409A of the Code). This lump sum payment will be in such an amount that after you have paid (i) the “total presumed federal and state taxes;” and (ii) the excise taxes imposed by Code Section 4999 with respect to the Gross-Up Payment (and any interest or penalties actually imposed), you retain an amount of the Gross-Up Payment equal to the remaining excise taxes imposed by Code Section 4999 on your Total Payments (calculated before the Gross-Up Payment). For purposes of calculating your Gross-Up Payment, your actual federal and state income taxes will not be used. Instead, we will use your “total presumed federal and state taxes.” For purposes of this Change of Control Agreement, your “total presumed federal and state taxes” shall be conclusively calculated using a combined tax rate equal to the sum of the maximum marginal federal and applicable state income tax rates and the hospital insurance (or “HI”) portion of F.I.C.A. Based on the rates in effect for 2002 for an

Arizona resident, the “total presumed federal and state tax rate” is 45.09% (38.6% federal income tax rate plus 5.04% Arizona state income tax rate plus 1.45% HI tax rate). The state tax rate for your actual principal place of residence will be used and no adjustments will be made for the deduction of state taxes on the federal return, any deduction of federal taxes on a state return, the loss of itemized deductions or exemptions, or for any other purpose.
          (b) CALCULATIONS. The Corporation, at the Corporation’s sole expense, will retain a “Consultant” to advise the Corporation with respect to the applicability of any Code Section 4999 excise tax with respect to your Total Payments. The Consultant shall be a law firm, a certified public accounting firm, and/or a firm nationally recognized as providing executive compensation consulting services. All determinations concerning whether a Gross-Up Payment is required pursuant to Section 6 (a) and the amount of any Gross-Up Payment (as well as any assumptions to be used in making such determinations) shall be made by the Consultant selected pursuant to this Section. The Consultant shall provide you and the Corporation with a written notice of the amount of the excise taxes that you are required to pay and the amount of the Gross-Up Payment. The notice from the Consultant shall include any necessary calculations in support of its conclusions. All fees and expenses of the Consultant shall be borne by the Corporation. Any Gross-Up Payment shall be made by the Corporation fifteen (15) business days after the mailing of such notice.
     As a general rule, the Consultant’s determination shall be binding on you and the Corporation. The application of the excise tax rules of Code Section 4999, however, is complex and uncertain and, as a result, the Internal Revenue Service may disagree with the Consultant concerning the amount, if any, of the excise taxes that are due. If the Internal Revenue Service determines that excise taxes are due, or that the amount of the excise taxes that are due is greater than the amount determined by the Consultant, the Gross-Up Payment will be recalculated by the Consultant to reflect the actual excise taxes that you are required to pay (and any related interest and penalties). Any deficiency will then be paid to you by the Corporation fifteen (15) business days after the receipt of the revised calculations from the Consultant. If the Internal Revenue Service determines that the amount of excise taxes that you paid exceeds the amount due, you shall return the excess to the Corporation (along with any interest paid to you on the overpayment) immediately upon receipt from the Internal Revenue Service or other taxing authority.
     The Corporation has the right to challenge any excise tax determinations made by the Internal Revenue Service. If the Corporation agrees to indemnify you from any taxes, interest and penalties that may be imposed upon you (including any taxes, interest and penalties on the amounts paid pursuant to the Corporation’s indemnification agreement), you must cooperate fully with the Corporation in connection with any such challenge. The Corporation shall bear all costs associated with the challenge of any determination made by the Internal Revenue Service and the Corporation shall control all such challenges. The additional Gross-Up Payments called for by the preceding paragraph shall not be made until the Corporation has either exhausted its (or your) rights to challenge the determination or indicated that it intends to concede or settle the excise tax determination.
     You must notify the Corporation in writing of any claim or determination by the Internal Revenue Service that, if upheld, would result in the payment of excise taxes in amounts different from the amount initially specified by the Consultant. Such notice shall be given as soon as possible but in no event later than fifteen (15) calendar days following your receipt of notice of the Internal Revenue Service’s position.

     7. TERM OF AGREEMENT.
     This Change of Control Agreement, as amended and restated, is effective as of January 1, 2005 and shall constitute the only Change of Control Agreement between you and the Corporation, and it will and will continue in effect until the later of (a) December 31, 2007 or (b) two years following a Change of Control that occurs prior to December 31, 2007.
     8. TERMINATION NOTICE AND PROCEDURE.
     Any termination of your employment by the Corporation or you within two (2) years after a Change of Control shall be communicated by written notice of termination, all in accordance with the following procedures:
          (a) The notice of termination shall indicate the specific termination provision in this Change of Control Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.
          (b) If the Corporation notifies you of your termination for Cause and you in good faith notify the Corporation that a dispute exists concerning such termination within fifteen (15) calendar days following your receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that Cause did exist, your termination date shall be the earlier of (i) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the arbitration provisions set out below, or (ii) the date of your death. If it is determined that Cause did not exist, your employment shall continue as if the Corporation had not delivered its notice of termination.
          (c) If the Corporation notifies you of your termination by reason of Disability and you in good faith notify the Corporation that a dispute exists concerning such termination within fifteen (15) calendar days following your receipt of such notice, you also may elect to continue your employment during such dispute. The dispute relating to the existence of a Disability shall be resolved by the opinion of the licensed physician selected by the Corporation; provided, however, that if you do not accept the opinion of the licensed physician selected by the Corporation, the dispute shall be resolved by the opinion of a licensed physician who shall be selected by you; provided further, however, that if the Corporation does not accept the opinion of the licensed physician selected by you, the dispute shall be finally resolved by the opinion of a licensed physician selected by the licensed physicians selected by the Corporation and you, respectively. If it is thereafter determined that a Disability did exist, your termination date shall be the earlier of (i) the date on which the dispute is resolved or (ii) the date of your death. If it is determined that a Disability did not exist, your employment shall continue as if the Corporation had not delivered its notice of termination.
          (d) If you in good faith notify the Corporation of your termination for Good Reason and the Corporation notifies you that a dispute exists concerning the termination within fifteen (15) calendar days following the Corporation’s receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that Good Reason did exist, your termination date shall be the earlier of (i) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the arbitration provisions set out below, (ii) the date of your death, or (iii) one day prior to the second anniversary of a Change of Control, and your payments hereunder shall reflect events occurring after you delivered notice of termination. If it is determined that Good Reason did not exist, your employment shall continue after such determination as if you had not delivered the notice of termination asserting Good Reason.
          (e) If you do not elect to continue employment pending resolution of a dispute regarding a notice of termination, and it is finally determined that the reason for termination set forth in such notice of termination did not exist, if such notice was delivered by you, you shall be deemed to have voluntarily terminated your employment other than for Good Reason and if delivered by the Corporation, the Corporation will be deemed to have terminated you without Cause.
          (f) For purposes of this Change of Control Agreement, a transfer from the Corporation to one of its subsidiaries or a transfer from a subsidiary to the Corporation or another subsidiary shall not be treated as a termination of employment.
          (g) If you elect to continue your employment pending the resolution of a dispute pursuant to Sections 8(b), (c), or (d), the Corporation, in its discretion, may place you on a paid administrative leave until the dispute is resolved.
     9. ASSUMPTION BY SUCCESSORS.
     The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation, acquisition, or otherwise) to all or substantially all of the business and/or assets of the Corporation or any of its subsidiaries to expressly assume and agree to perform this Change of Control Agreement in the same manner and to the same extent that the Corporation or any subsidiary would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Change of Control Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for either Good Reason following a Change of Control, or voluntarily during the Anniversary Window Period, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed your termination date.
     10. MISCELLANEOUS.
          (a) ARBITRATION; RELATED EXPENSES. Any dispute or controversy arising under or in connection with this Change of Control Agreement shall be settled exclusively by arbitration held in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The Corporation shall pay on a current basis all legal expenses (including attorney’s fees) incurred by you in connection with such arbitration and the entering of such award if you prevail, or substantially prevail, in such proceeding. Any reimbursement to you of such legal expenses shall be paid by the Corporation no later than March 15th of the calendar year following the year in which such legal expenses were incurred.
          (b) REPLACEMENT OF OTHER AGREEMENTS. This Change of Control Agreement replaces and supersedes any agreement previously entered into between you and the Corporation regarding the payment of compensation or benefits following a Change of Control. This Change of Control Agreement does not replace or supersede your Severance Agreement with the Corporation or any provision in any stock option or restricted stock plan or agreement or any plan or program to provide retirement or savings benefits.

          (c) EMPLOYMENT AT WILL. This Change of Control Agreement shall neither obligate the Corporation or any subsidiary of the Corporation to continue you in its employ (or to employ you in any particular office or to perform any specified responsibility) nor obligate you to continue in the employ of the Corporation or any subsidiary of the Corporation.
          (d) SUCCESSORS. This Change of Control Agreement shall be binding upon and inure to the benefit of you, your estate and the Corporation and any successor of the Corporation, but neither this Change of Control Agreement nor any rights arising hereunder may be assigned or pledged by you.
          (e) GOVERNING LAW. This Change of Control Agreement shall be governed by the laws of the State of New York.
          (f) SEVERABILITY. If any provision of this Change of Control Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Change of Control Agreement or the validity or enforceability of this Change of Control Agreement.
          (g) AMENDMENT OR WAIVER. Except as otherwise provided in Section 10(j) of this Change of Control Agreement, no provision of this Change of Control Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and such officer as may be designated by the Board or a duly authorized Committee thereof. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Change of Control Agreement to be performed by such other party shall be deemed a waiver of any other condition or provision at any time.
          (h) NO DUTY TO MITIGATE. For purposes of receiving payments under this Change of Control Agreement, you are not under any duty to mitigate the damages resulting from your termination of employment. As a result, you will receive the payments and other benefits provided by this Change of Control Agreement regardless of whether you search for or obtain other work. As provided in Section 1(b), however, your right to receive continued group medical, dental, and vision insurance benefits will terminate if you become eligible to receive any such medical, dental, or vision benefits under any other plan or program of any subsequent employer.
          (i) FUNDING. The Corporation shall establish a trust to provide for the funding of the Corporation’s obligations under this and similar agreements with other executives. The trustee of the trust shall be chosen by the Corporation or any individual or committee to whom the Corporation delegates that responsibility, but the trustee must be a national or state bank or trust company. Prior to the day on which a Change of Control occurs, the Corporation shall transfer to the trustee of the trust an amount equal to the Corporation’s total potential liability to you pursuant to Sections 1(a), 2(a), 2(d), 2(e), 2(f), 6 and 10(a). Such amount shall be determined by the Corporation acting in good faith. If it is discovered at any time that the amount initially transferred is less than the total amount called for by the preceding sentence, the shortfall shall be transferred to the trustee immediately upon the discovery of such error. Under the terms of the trust, the trustee shall be obligated to pay to you the amount to which you are entitled pursuant to Sections 1(a), 2(a), 2(d), 2(e), 2(f), 6, and 10(a) unless such amounts are paid in a timely manner by the Corporation or its successors. The other terms and provisions of the trust agreement shall be determined by the Corporation and the trustee.

          (j) EFFECT OF CHANGE OF LAW. If at any time during the term of this Change of Control Agreement any federal or state law or regulation is adopted or modified in any way that will increase the cost of this Change of Control Agreement to the Corporation, the Corporation reserves the right to unilaterally modify any provision of the Agreement in any manner which it deems appropriate to eliminate the cost increase to the Corporation, including but not limited to eliminating the offending provision or provisions in their entirety.
          (k) AMERICAN JOBS CREATION ACT OF 2004. The Corporation and you acknowledge and agree that all payments under this Change of Control Agreement will be made in compliance with and subject to the applicable requirements of Section 409A of the Internal Revenue Code and the regulations and guidance of the Department of the Treasury interpreting and implementing Section 409A. All payments made under this Change of Control Agreement (including but not limited to termination payments, Gross-Up Payments and legal expenses) will, to the extent subject to such Section, be made in compliance with Section 409A.
          (l) PRIOR AMENDMENTS, WAIVERS. For the avoidance of doubt, this Change of Control Agreement, as amended and restated, is not intended to override any amendments or waivers previously entered into between you and the Corporation with respect to this Change of Control Agreement, or any benefits provided herein.

     If you are in agreement with the foregoing, please so indicate by signing and returning to the Corporation the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Corporation.

Very truly yours,

PHELPS DODGE CORPORATION

Senior Vice President-Human Resources

Agreed:

Date

One N. Central Avenue, Phoenix, AZ 85004 (602) 366-8100
DATE

Dear :
FORM OF
CHANGE OF CONTROL AGREEMENT
(Amended and Restated Effective January 1, 2005)
     Phelps Dodge Corporation (the “Corporation”) considers the maintenance of a sound and vital senior management organization to be essential to protecting and enhancing the best interests of the Corporation and to providing value to its shareholders. The Corporation recognizes that, as is the case with many publicly held corporations, the continuing possibility of an unsolicited tender offer or other takeover bid for the Corporation is unsettling to you and other senior executives of the Corporation and its principal subsidiaries, and may result in the departure or distraction of key management personnel to the detriment of the Corporation and its shareholders. The Board of Directors of the Corporation (the “Board”) and the Compensation and Management Development Committee (the “Committee”) of the Board have previously determined that it is in the best interests of the Corporation and its shareholders for the Corporation to minimize these concerns by entering into an agreement (a “Change of Control Agreement”) which would provide you with certain benefits in the event your employment with the Corporation terminates under certain limited circumstances related to a Change of Control. The Corporation has had in place for certain individuals similar agreements that expire on December 31, 2002. Accordingly, the Corporation has determined that it is appropriate to replace those expiring agreements with the arrangements set forth in this Change of Control Agreement.
     These arrangements are being made and entered into to help assure a continuing dedication by you to your duties to the Corporation, notwithstanding the occurrence of a tender offer or other takeover bid. In particular, the Board and the Committee believe it important, should the Corporation receive proposals from third parties with respect to its future, to enable you, without being influenced or distracted by the uncertainties of your own situation, to assess and advise the Board whether such proposals would be in the best interests of the Corporation and its shareholders, and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board and the Committee understand that in the event of a tender offer or other takeover bid that certain senior managers are at risk with respect to continuing employment opportunities with the Corporation. In recognition of that, the Board and the Committee wish to demonstrate to the senior executives that it is the intent of the Board and Committee, in the event of a Change of Control, to assure that senior executives are treated fairly in those circumstances.

     In view of the foregoing, in order to induce you to remain in the employ of the Corporation or one of its principal subsidiaries and in further consideration of your continued employment with the Corporation, the Corporation and you agree to a Change of Control Agreement as follows:
     1. Termination Benefits.
     In the event your employment with the Corporation or any subsidiary of the Corporation terminates by reason of a “Qualifying Termination” (as the term “Qualifying Termination” is defined below) within two years after a “Change of Control” of the Corporation (as “Change of Control” is defined below), you shall receive the benefits set forth in this Change of Control Agreement (“Change of Control Benefits”). In addition, if you have not experienced a Qualifying Termination prior to the first anniversary date of the Change of Control (“Anniversary Date”), then for a period of thirty (30) days beginning immediately after the Anniversary Date (the “Anniversary Window Period”), you will have a one time opportunity to elect to voluntarily terminate your employment with the Corporation (or any subsidiary of the Corporation) and be eligible to receive your Change of Control Benefits. Should you make an election to voluntarily terminate your employment during the Anniversary Window Period, your date of termination must be within that same thirty (30) day time period. If you fail to make an election to voluntarily terminate your employment during the Anniversary Window Period, you will have forfeited any right to such an election for purposes of this Change of Control Agreement. You will continue to be eligible to receive your Change of Control Benefits only if a Qualifying Termination otherwise occurs within two years after a Change of Control.
          (a) Termination Payments. The Corporation will pay you as termination compensation a lump sum amount equal to the sum of: (i) three times your highest annual base salary (not including any bonuses under the Corporation’s Annual Incentive Compensation Plan) paid or payable by the Corporation or any subsidiary of the Corporation to you during the three calendar years ending with the year your employment with the Corporation terminates; plus (ii) three times your Target Bonus; less (iii) any severance, termination, or other cash compensation payable to you under your Severance Agreement with the Corporation or pursuant to any severance policy, plan, or program sponsored by the Corporation or any subsidiary of the Corporation. Any lump sum termination payment due to you pursuant to this Section 1(a) shall be paid to you ten (10) business days after your termination of employment with the Corporation, except that, if you are a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and you are terminated on or after March 1, 2008, then such payment shall be made on the first business day after the six month anniversary of your termination date. For purposes of the calculation set forth in this Section 1(a), Target Bonus shall mean your highest annual base salary during the twelve (12) months immediately preceding your termination of employment times the highest target bonus percentage assigned by the Corporation’s Annual Incentive Compensation Plan to any position you held during the twelve (12) months immediately preceding your termination of employment.
     If after the effective date of this Change of Control Agreement, the Corporation’s Annual Incentive Compensation Plan is replaced by another incentive compensation or bonus program, your Target Bonus for purposes of this Section 1, will be the greater of (i) the Target Bonus as determined under Section 1(a) as of the date of the Change of Control; (ii) the Target Bonus as determined under Section 1(a) as of your termination date; or (iii) the Target Bonus as determined under Section 1(a) except that your Target Bonus will be calculated using the highest target bonus percentage assigned by the replacement program to any position you held during the twelve (12) months immediately preceding your termination of employment.
          (b) Benefits Continuation. You will continue to receive medical, dental, vision, long-term disability, and life insurance benefits as described in this Section 1(b).
               (i) Group Medical, Dental, and Vision. You will receive group medical, dental, and vision coverage in accordance with the terms and conditions of the special insured group medical, dental, and vision plans sponsored by the Corporation for certain senior executives (collectively, the “Insured Plans”). The Insured Plans are designed to be similar to the Corporation’s then in effect self-insured active group medical, dental, and vision plans. You will be eligible to participate in the respective Insured Plans until the earlier of (1) December 31 of the second calendar year commencing after the date of your termination (the “Continuation Period”) or (2) the day on which you become eligible to receive any group medical, dental, and vision care benefits, as the case may be, under any plan or program of any other employer for active employees or the Retiree Insured Plan. You will be responsible to contribute to the cost of the Insured Plans at the same level, if any, you were required to contribute to receive the similar benefits under the Corporation’s group medical, dental, and vision plans as of your termination date. In lieu of the benefits provided above, you may elect to receive eighteen (18) months of Corporation paid continuation of coverage under the Corporation’s group medical, dental, and vision plans pursuant to Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as it may be amended or replaced from time to time. In addition, if on December 1 of the second calendar year commencing after the date of your termination you are still receiving group medical, dental, or vision coverage under the Insured Plans in accordance with this Section 1(b)(i), you will receive a cash payment equal to the product of (i) the monthly cost of such coverage under the Insured Plans for a similarly situated Corporation employee, multiplied by (ii) the number of months that, taken together with the number of months in your Continuation Period, would equal a total of thirty-six (36) months. Such cash payment will be payable in a lump sum amount on December 15 of that date.
               (ii) Retiree Medical Insurance. If during the two year period after the date of the Change of Control, but after the date of your termination of employment (which entitles you to benefits under this Change of Control Agreement), you would have been eligible for early or normal retirement under the terms and conditions of any pension or retirement plan sponsored by the Corporation (or any subsidiary of the Corporation) in which you participate, then you will be eligible to participate in any insured medical plan (the “Retiree Insured Plan”) that the Corporation has in place to provide medical benefits similar to those provided by the Corporation’s retiree medical plan. You will be eligible to participate in the Retiree Insured Plan beginning on the date you would have been eligible for an early or normal retirement had your employment not been terminated and continuing until such time (if any) as the Corporation ceases to provide retiree medical insurance, or the insurance available under the Retiree Insured Plan is no longer available. Until the end of the thirty-six (36) month period following your termination date, the Corporation will pay your full cost of the Retiree Insured Plan. If as of your employment termination date (either because of your Qualifying Termination within the required time period or your voluntary termination during the Anniversary Window Period), you are eligible to participate in the Corporation’s retiree medical plan, if any, the cost of your participation in the applicable retiree medical plan will be paid by the Corporation for the thirty-six (36) month period following your termination date. After the end of this thirty-six (36) month period, you will be responsible to pay the applicable retiree contribution percentage to participate in the Corporation’s retiree medical plan. Similarly, if you are participating in the Retiree Insured Plan, you will be required to pay the equivalent contribution as if you had been eligible to participate in the Corporation’s retiree medical plan. The Corporation reserves the right to amend or terminate its retiree medical plan at any time. Any such amendment or termination that applies equally to all covered individuals also will apply to you. The Corporation also reserves the right to amend or terminate any Retiree Insured Plan as long as a comparable amendment or termination is being made at the same time to the Corporation’s retiree medical plan. A Retiree Insured Plan also may be amended if such amendment is required by the insurer and a Retiree Insured Plan may be terminated if the underlying insurance cannot be obtained from a reputable insurer.
               (iii) Long-Term Disability. With respect to your long-term disability insurance coverage, you will be eligible to purchase an individual long-term disability conversion policy directly from the insurer providing the group benefits under the Corporation’s Long-Term Disability Plan as of your termination date. To be eligible for this coverage, you must satisfy the insurer’s requirements for coverage in effect on your termination date, and any such conversion coverage is subject to coverage and other limitations imposed by the insurer. The disability benefits and amount of coverage under the conversion policy may be different than those provided to you under the Corporation’s Long-Term Disability Plan in effect on your termination date. The Corporation will pay the cost to continue any long-term disability conversion coverage for a period ending on December 31 of the second calendar year commencing after the date of your termination (the “LTD Continuation Period”). You will be responsible for the cost of any long-term disability conversion coverage after this period. In addition, the Corporation will pay to you a cash amount equal to the product of (i) the monthly cost of your long-term disability conversion coverage as of your termination date, multiplied by (ii) the number of months that, taken together with the number of months in the LTD Continuation Period, would equal a total of thirty-six (36) months. Any such cash payment shall be paid to you in a lump sum amount on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
               (iv) Life Insurance. The disposition of your life insurance policy or policies (the “Policies”) issued under the Corporation’s Executive Life Insurance Plan (“ELIP”) will be in accordance with the terms and conditions of the ELIP. The Corporation, ten (10) business days after the date your employment with the Corporation (or any subsidiary) terminates, will pay the insurer of the Policies an amount sufficient to fund the Policies for a period of thirty-six (36) months after your termination date. The Corporation will fund the Policies for this thirty-six (36) month period in a manner similar to the funding level before the Change of Control such that the Policies are funded for the Policies’ death benefit and the contribution towards the retiree life insurance portion of the Policies. At the end of this thirty-six (36) month period any additional funding required by the Policies will be your obligation. In lieu of the payment method described above, you may elect, prior to any payment being made, to have the Corporation fund the Policies to the same level with annual installment payments over a three (3) year period, provided that such election shall be valid only if: (a) such election must be made prior to the earlier of your termination of employment and December 31, 2007, and (b) you are not terminated prior to December 31, 2007. To the extent that any of your life insurance coverage under the ELIP is insured under the Corporation’s group term life insurance plan, in accordance with the terms and conditions of that insurance coverage you will be eligible to convert this coverage to individual non-term conversion coverage as of your termination date. To be eligible to receive this conversion coverage you must submit an application to the insurer. Any available conversion coverage is subject to such limitations as may be imposed by the insurer. Should you elect this individual conversion coverage, the Corporation will pay the cost to continue your conversion coverage for a period of thirty-six (36) months following your termination date. You will be responsible for the cost of any conversion coverage in excess of thirty-six (36) months.

Notwithstanding the foregoing, if any of the Policies or conversion coverage described in this Section 1(b)(iv) provides a benefit other than a death benefit to you, and you are terminated on or after March 1 in the calendar year following the year in which the Change of Control occurs, then any applicable lump sum payment shall be made (or, in the case of a qualifying installment election, the first annual installment payment shall be made) by the Corporation on the first business day after the six month anniversary of your termination date.
     2. Other Benefits; Loans.
          (a) Incentive Compensation Plan. Generally, your participation in the Corporation’s Annual Incentive Compensation Plan (“AICP”), and any right that you may have to receive a bonus thereunder for the year in which your employment with the Corporation or any subsidiary of the Corporation terminates or any prior year shall be governed by the terms of the AICP. If you were a participant in the AICP at any time during the calendar year in which a Change of Control occurs, however, you will receive at least a pro rated incentive compensation payment for the year in which the Change of Control occurs. Your pro rated incentive compensation payment will be calculated in two steps. The first step will be to calculate the incentive compensation to which you would be entitled under the AICP, calculated on the basis of the following assumptions: (i) the annual performance period ends on the date of the Change of Control; (ii) the financial performance of the Corporation or any of its subsidiaries for the relevant performance period will be equal to the financial performance measured as of the date of the Change of Control, annualized; and (iii) you satisfy all individual subjective performance goals or measures set for you under the AICP at the “target” performance level. The second step will be to multiply the amount determined pursuant to the first step by a fraction, the numerator of which is the number of days that have elapsed in the calendar year prior to the day of the Change of Control and the denominator of which is 365. Any bonus due under this Section 2(a) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
          (b) Retirement and Savings Plans. Any participation by you in, and any terminating distributions and vested rights under, the Phelps Dodge Retirement Plan, the Phelps Dodge Employee Savings Plan, the Phelps Dodge Corporation Supplemental Retirement Plan, and the Phelps Dodge Corporation Supplemental Savings Plan, or any other retirement or savings plan sponsored by the Corporation, regardless of whether such plan qualifies for favorable tax treatment, shall be governed by the terms and conditions of those respective plans, as they may be amended from time to time.
          (c) Loans. Any permitted indebtedness owed by you to the Corporation or any subsidiary of the Corporation on account of advances or loans shall become due and payable and may be deducted from the payment referred to in Section 1 above.
          (d) Outplacement Services. You will be eligible to receive outplacement services for a period of up to one year after your termination date at an outplacement firm selected by the Corporation. The cost of these outplacement services will be paid by the Corporation directly to the outplacement firm selected, up to a maximum amount of fifteen percent (15%) of your highest annual base salary in effect during the twelve (12) months immediately preceding your termination date.
          (e) Executive Physicals. You shall receive a lump sum payment equivalent to the cost of coverage under the Corporation’s Executive Physical program for the thirty-six (36) month period after your termination date. The benefits to which you will be eligible, will be the executive physical benefits that were in effect on the date of the Change of Control and any executive physical benefits received will be subject to the terms and conditions of the Executive Physical program as in effect on the date of the Change of Control. Any lump sum payment due under this Section 2(e) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
          (f) Financial Counseling. To the extent you were eligible for financial counseling paid by the Corporation on the date of the Change of Control, you shall receive a lump sum payment equivalent to the cost of such services for an additional thirty-six (36) month period after your termination date (as determined by the Corporation in good faith). Any lump sum payment due under this Section 2(f) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
     3. Confidentiality.
     In the event your employment with the Corporation or any subsidiary of the Corporation terminates under the circumstances specified in Section 1, you shall retain in confidence any confidential, proprietary, or trade secret information known to you concerning the Corporation and its subsidiaries and their businesses so long as such information is not publicly disclosed by the Corporation or any subsidiary of the Corporation.
     4. Change of Control Defined.
          For purposes of this Change of Control Agreement, a “Change of Control” shall be deemed to have taken place at the time:
          (a) when any “person” or “group” of persons (as such terms are used in Section 13 and 14 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), other than the Corporation or any employee benefit plan sponsored by the Corporation, becomes the “beneficial owner” (as such term is used in Section 13 of the Exchange Act) of 25% or more of the total number of the Corporation’s common shares at the time outstanding; or
          (b) of the approval by the vote of the Corporation’s stockholders holding at least 50% (or such greater percentage as may be required by the Certificate of Incorporation or By-Laws of the Corporation or by law) of the voting stock of the Corporation of any merger or consolidation with any other corporation (other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation (the “Surviving Entity”) or its direct or indirect parent (the “Survivor Parent”)), at least 80% of the combined voting power of the securities of the Corporation or the Surviving Entity or Survivor Parent outstanding immediately after such merger or consolidation); sale of assets; liquidation; or reorganization in which the Corporation will not survive as a publicly owned corporation (the transactions described above being collectively referred to as the “Transaction”); provided that a Change of Control will occur in the circumstances described above only if the Transaction is ultimately consummated; or
          (c) when the individuals who, at the beginning of any period of two years or less, constituted the Board of Directors of the Corporation cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
     5. Qualifying Termination Defined.
          (a) Qualifying Termination. For purposes of this Change of Control Agreement, the term “Qualifying Termination” means a termination of your employment with the Corporation or any subsidiary of the Corporation (under circumstances where you are no longer employed by the Corporation or any such subsidiary) (i) by you for Good Reason, or (ii) by the Corporation or a subsidiary without Cause, and (iii) prior to your death or Disability.
          (b) Cause. “Cause” means willful misconduct in the performance of your duties as an employee which results in a material detriment to the Corporation, and its subsidiaries, taken as a whole.
          (c) Disability. For purposes of this Change of Control Agreement, the term “Disability” shall have the meaning given to that term in the Phelps Dodge Corporation Long-Term Disability Plan.
          (d) Good Reason. For purposes of this Change of Control Agreement, the term “Good Reason” means that you have terminated your employment with the Corporation and all subsidiaries of the Corporation under any of the following circumstances:
(i) such termination occurs more than 180 days following the time when a Change of Control takes place and such Change of Control has not been approved by a resolution adopted by the Board as constituted immediately prior to such Change of Control; or
(ii) you terminate your employment on account of one or more of the following events (and you have not agreed to such event in writing):
(A) the assignment to you of any duties inconsistent, in a way materially adverse to you, with your positions, duties, responsibilities and status with the Corporation and its subsidiaries immediately prior to a Change of Control, or a material reduction in the duties and responsibilities you held immediately prior to such Change of Control; or a change in your reporting responsibilities, titles or offices as in effect immediately prior to such Change of Control; or any removal of you from or any failure to re-elect you to any position with the Corporation or any subsidiary that you held immediately prior to such Change of Control except in connection with your promotion or the termination of your employment; or
(B) a reduction by the Corporation or any subsidiary of the Corporation in your base salary as in effect immediately prior to such Change of Control; the failure by the Corporation or any such subsidiary to continue in effect any employee benefit plan or compensation plan (including any incentive compensation or bonus programs) in which you are participating immediately prior to such Change of Control unless you are permitted to participate in other plans providing you with substantially comparable benefits; or the taking of any action by the Corporation or any such subsidiary which would adversely affect your participation in or materially reduce your benefits under any such employee benefit or compensation plan; or
(C) the Corporation’s or any subsidiary’s requiring you to be based anywhere other than a location within 50 miles of your location immediately prior to such Change of Control; or the Corporation’s or any subsidiary’s requiring you to travel on the Corporation’s or any subsidiary’s business to an extent substantially more burdensome than your travel obligations immediately prior to such Change of Control.
          (e) Employment by Successors. For purposes of this Change of Control Agreement, employment by a successor of the Corporation, or a successor of any subsidiary of the Corporation, that has assumed this Change of Control Agreement pursuant to Section 9 shall be considered to be employment by the Corporation or one of its subsidiaries. As a result, if you are employed by such a successor following a Change of Control, you will not be entitled to receive the benefits provided by Sections 1 and 2 unless your employment with the successor is subsequently terminated in a Qualifying Termination within two (2) years after a Change of Control or as a result of your timely election to voluntarily terminate your employment during the Anniversary Window Period as described in Section 1. Solely for purposes of applying the provisions of Sections 1 and 2 and the definitions set forth in Section 5, the successor shall be deemed to be a subsidiary of the Corporation.
     6. Tax Gross-Up.
          (a) Gross-Up Payment. In the event that the “Total Payments” made under this Change of Control Agreement or otherwise result in an excise tax being imposed on you pursuant to Section 4999 of the Code, the Corporation will provide you with a “Gross-Up Payment,” calculated in accordance with the provisions of this Section 6. “Total Payments” as used in this Section 6, means any payments in the nature of compensation (as defined in Code Section 280G and the regulations adopted thereunder), made pursuant to this Change of Control Agreement or otherwise, to or for your benefit, the receipt of which is contingent on a “change in the ownership or effective control” of the Corporation, or a “change in the ownership of a substantial portion of the assets of the Corporation” (as these phrases are defined in Code Section 280G and the regulations adopted thereunder) and to which Code Section 280G applies. This Gross-Up Payment will be paid to you as and when payments are made to you which are subject to the excise tax imposed under Section 4999, and in relation to the excise taxes payable with respect to each such payment, but in no event later than two and one-half months following the end of the taxable year in which the corresponding amount payable as a Gross-Up Payment is no longer subject to a “substantial risk of forfeiture” (as such term is defined for purposes of Section 409A of the Code). This lump sum payment will be in such an amount that after you have paid (i) the “total presumed federal and state taxes;” and (ii) the excise taxes imposed by Code Section 4999 with respect to the Gross-Up Payment (and any interest or penalties actually imposed), you retain an amount of the Gross-Up Payment equal to the remaining excise taxes imposed by Code Section 4999 on your Total Payments (calculated before the Gross-Up Payment). For purposes of calculating your Gross-Up Payment, your actual federal and state income taxes will not be used. Instead, we will use your “total presumed federal and state taxes.” For purposes of this Change of Control Agreement, your “total presumed federal and state taxes” shall be conclusively calculated using a combined tax rate equal to the sum of the maximum marginal federal and applicable state income tax rates and the hospital insurance (or “HI”) portion of F.I.C.A. Based on the rates in effect for 2002 for an Arizona resident, the “total presumed federal and state tax rate” is 45.09% (38.6% federal income tax rate plus 5.04% Arizona state income tax rate plus 1.45% HI tax rate). The state tax rate for your actual principal place of residence will be used and no adjustments will be made for the deduction of state taxes on the federal return, any deduction of federal taxes on a state return, the loss of itemized deductions or exemptions, or for any other purpose.
          (b) Calculations. The Corporation, at the Corporation’s sole expense, will retain a “Consultant” to advise the Corporation with respect to the applicability of any Code Section 4999 excise tax with respect to your Total Payments. The Consultant shall be a law firm, a certified public accounting firm, and/or a firm nationally recognized as providing executive compensation consulting services. All determinations concerning whether a Gross-Up Payment is required pursuant to Section 6 (a) and the amount of any Gross-Up Payment (as well as any assumptions to be used in making such determinations) shall be made by the Consultant selected pursuant to this Section. The Consultant shall provide you and the Corporation with a written notice of the amount of the excise taxes that you are required to pay and the amount of the Gross-Up Payment. The notice from the Consultant shall include any necessary calculations in support of its conclusions. All fees and expenses of the Consultant shall be borne by the Corporation. Any Gross-Up Payment shall be made by the Corporation fifteen (15) business days after the mailing of such notice.
     As a general rule, the Consultant’s determination shall be binding on you and the Corporation. The application of the excise tax rules of Code Section 4999, however, is complex and uncertain and, as a result, the Internal Revenue Service may disagree with the Consultant concerning the amount, if any, of the excise taxes that are due. If the Internal Revenue Service determines that excise taxes are due, or that the amount of the excise taxes that are due is greater than the amount determined by the Consultant, the Gross-Up Payment will be recalculated by the Consultant to reflect the actual excise taxes that you are required to pay (and any related interest and penalties). Any deficiency will then be paid to you by the Corporation fifteen (15) business days after the receipt of the revised calculations from the Consultant. If the Internal Revenue Service determines that the amount of excise taxes that you paid exceeds the amount due, you shall return the excess to the Corporation (along with any interest paid to you on the overpayment) immediately upon receipt from the Internal Revenue Service or other taxing authority.
     The Corporation has the right to challenge any excise tax determinations made by the Internal Revenue Service. If the Corporation agrees to indemnify you from any taxes, interest and penalties that may be imposed upon you (including any taxes, interest and penalties on the amounts paid pursuant to the Corporation’s indemnification agreement), you must cooperate fully with the Corporation in connection with any such challenge. The Corporation shall bear all costs associated with the challenge of any determination made by the Internal Revenue Service and the Corporation shall control all such challenges. The additional Gross-Up Payments called for by the preceding paragraph shall not be made until the Corporation has either exhausted its (or your) rights to challenge the determination or indicated that it intends to concede or settle the excise tax determination.
     You must notify the Corporation in writing of any claim or determination by the Internal Revenue Service that, if upheld, would result in the payment of excise taxes in amounts different from the amount initially specified by the Consultant. Such notice shall be given as soon as possible but in no event later than fifteen (15) calendar days following your receipt of notice of the Internal Revenue Service’s position.
     7. Term of Agreement.
     This Change of Control Agreement, as amended and restated, is effective as of January 1, 2005 and shall constitute the only Change of Control Agreement between you and the Corporation, and it will and will continue in effect until the later of (a) December 31, 2007 or (b) two years following a Change of Control that occurs prior to December 31, 2007.
     8. Termination Notice and Procedure.
     Any termination of your employment by the Corporation or you within two (2) years after a Change of Control shall be communicated by written notice of termination, all in accordance with the following procedures:
          (a) The notice of termination shall indicate the specific termination provision in this Change of Control Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.
          (b) If the Corporation notifies you of your termination for Cause and you in good faith notify the Corporation that a dispute exists concerning such termination within fifteen (15) calendar days following your receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that Cause did exist, your termination date shall be the earlier of (i) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the arbitration provisions set out below, or (ii) the date of your death. If it is determined that Cause did not exist, your employment shall continue as if the Corporation had not delivered its notice of termination.
          (c) If the Corporation notifies you of your termination by reason of Disability and you in good faith notify the Corporation that a dispute exists concerning such termination within fifteen (15) calendar days following your receipt of such notice, you also may elect to continue your employment during such dispute. The dispute relating to the existence of a Disability shall be resolved by the opinion of the licensed physician selected by the Corporation; provided, however, that if you do not accept the opinion of the licensed physician selected by the Corporation, the dispute shall be resolved by the opinion of a licensed physician who shall be selected by you; provided further, however, that if the Corporation does not accept the opinion of the licensed physician selected by you, the dispute shall be finally resolved by the opinion of a licensed physician selected by the licensed physicians selected by the Corporation and you, respectively. If it is thereafter determined that a Disability did exist, your termination date shall be the earlier of (i) the date on which the dispute is resolved or (ii) the date of your death. If it is determined that a Disability did not exist, your employment shall continue as if the Corporation had not delivered its notice of termination.
          (d) If you in good faith notify the Corporation of your termination for Good Reason and the Corporation notifies you that a dispute exists concerning the termination within fifteen (15) calendar days following the Corporation’s receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that Good Reason did exist, your termination date shall be the earlier of (i) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the arbitration provisions set out below, (ii) the date of your death, or (iii) one day prior to the second anniversary of a Change of Control, and your payments hereunder shall reflect events occurring after you delivered notice of termination. If it is determined that Good Reason did not exist, your employment shall continue after such determination as if you had not delivered the notice of termination asserting Good Reason.
          (e) If you do not elect to continue employment pending resolution of a dispute regarding a notice of termination, and it is finally determined that the reason for termination set forth in such notice of termination did not exist, if such notice was delivered by you, you shall be deemed to have voluntarily terminated your employment other than for Good Reason and if delivered by the Corporation, the Corporation will be deemed to have terminated you without Cause.
          (f) For purposes of this Change of Control Agreement, a transfer from the Corporation to one of its subsidiaries or a transfer from a subsidiary to the Corporation or another subsidiary shall not be treated as a termination of employment.
          (g) If you elect to continue your employment pending the resolution of a dispute pursuant to Sections 8(b), (c), or (d), the Corporation, in its discretion, may place you on a paid administrative leave until the dispute is resolved.
     9. Assumption by Successors.
     The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation, acquisition, or otherwise) to all or substantially all of the business and/or assets of the Corporation or any of its subsidiaries to expressly assume and agree to perform this Change of Control Agreement in the same manner and to the same extent that the Corporation or any subsidiary would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Change of Control Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for either Good Reason following a Change of Control, or voluntarily during the Anniversary Window Period, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed your termination date.
     10. Miscellaneous.
          (a) Arbitration; Related Expenses. Any dispute or controversy arising under or in connection with this Change of Control Agreement shall be settled exclusively by arbitration held in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The Corporation shall pay on a current basis all legal expenses (including attorney’s fees) incurred by you in connection with such arbitration and the entering of such award if you prevail, or substantially prevail, in such proceeding. Any reimbursement to you of such legal expenses shall be paid by the Corporation no later than March 15th of the calendar year following the year in which such legal expenses were incurred.
          (b) Replacement of Other Agreements. This Change of Control Agreement replaces and supersedes any agreement previously entered into between you and the Corporation regarding the payment of compensation or benefits following a Change of Control.

This Change of Control Agreement does not replace or supersede your Severance Agreement with the Corporation or any provision in any stock option or restricted stock plan or agreement or any plan or program to provide retirement or savings benefits.
          (c) Employment at Will. This Change of Control Agreement shall neither obligate the Corporation or any subsidiary of the Corporation to continue you in its employ (or to employ you in any particular office or to perform any specified responsibility) nor obligate you to continue in the employ of the Corporation or any subsidiary of the Corporation.
          (d) Successors. This Change of Control Agreement shall be binding upon and inure to the benefit of you, your estate and the Corporation and any successor of the Corporation, but neither this Change of Control Agreement nor any rights arising hereunder may be assigned or pledged by you.
          (e) Governing Law. This Change of Control Agreement shall be governed by the laws of the State of New York.
          (f) Severability. If any provision of this Change of Control Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Change of Control Agreement or the validity or enforceability of this Change of Control Agreement.
          (g) Amendment or Waiver. Except as otherwise provided in Section 10(j) of this Change of Control Agreement, no provision of this Change of Control Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and such officer as may be designated by the Board or a duly authorized Committee thereof. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Change of Control Agreement to be performed by such other party shall be deemed a waiver of any other condition or provision at any time.
          (h) No Duty to Mitigate. For purposes of receiving payments under this Change of Control Agreement, you are not under any duty to mitigate the damages resulting from your termination of employment. As a result, you will receive the payments and other benefits provided by this Change of Control Agreement regardless of whether you search for or obtain other work. As provided in Section 1(b), however, your right to receive continued group medical, dental, and vision insurance benefits will terminate if you become eligible to receive any such medical, dental, or vision benefits under any other plan or program of any subsequent employer.
          (i) Funding. The Corporation shall establish a trust to provide for the funding of the Corporation’s obligations under this and similar agreements with other executives. The trustee of the trust shall be chosen by the Corporation or any individual or committee to whom the Corporation delegates that responsibility, but the trustee must be a national or state bank or trust company. Prior to the day on which a Change of Control occurs, the Corporation shall transfer to the trustee of the trust an amount equal to the Corporation’s total potential liability to you pursuant to Sections 1(a), 2(a), 2(d), 2(e), 2(f), 6 and 10(a). Such amount shall be determined by the Corporation acting in good faith. If it is discovered at any time that the amount initially transferred is less than the total amount called for by the preceding sentence, the shortfall shall be transferred to the trustee immediately upon the discovery of such error. Under the terms of the trust, the trustee shall be obligated to pay to you the amount to which you are entitled pursuant to Sections 1(a), 2(a), 2(d), 2(e), 2(f), 6, and 10(a) unless such amounts are paid in a timely manner by the Corporation or its successors. The other terms and provisions of the trust agreement shall be determined by the Corporation and the trustee.
          (j) Effect of Change of Law. If at any time during the term of this Change of Control Agreement any federal or state law or regulation is adopted or modified in any way that will increase the cost of this Change of Control Agreement to the Corporation, the Corporation reserves the right to unilaterally modify any provision of the Agreement in any manner which it deems appropriate to eliminate the cost increase to the Corporation, including but not limited to eliminating the offending provision or provisions in their entirety.
          (k) American Jobs Creation Act of 2004. The Corporation and you acknowledge and agree that all payments under this Change of Control Agreement will be made in compliance with and subject to the applicable requirements of Section 409A of the Internal Revenue Code and the regulations and guidance of the Department of the Treasury interpreting and implementing Section 409A. All payments made under this Change of Control Agreement (including but not limited to termination payments, Gross-Up Payments and legal expenses) will, to the extent subject to such Section, be made in compliance with Section 409A.
          (l) Prior Amendments, Waivers. For the avoidance of doubt, this Change of Control Agreement, as amended and restated, is not intended to override any amendments or waivers previously entered into between you and the Corporation with respect to this Change of Control Agreement, or any benefits provided herein.

     If you are in agreement with the foregoing, please so indicate by signing and returning to the Corporation the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Corporation.

Very truly yours,

PHELPS DODGE CORPORATION

Senior Vice President-Human Resources

Agreed:

Date

One N. Central Avenue, Phoenix, AZ 85004 (602) 366-8100
DATE

Dear :
FORM OF
CHANGE OF CONTROL AGREEMENT
(Amended and Restated Effective January 1, 2005)
     Phelps Dodge Corporation (the “Corporation”) considers the maintenance of a sound and vital senior management organization to be essential to protecting and enhancing the best interests of the Corporation and to providing value to its shareholders. The Corporation recognizes that, as is the case with many publicly held corporations, the continuing possibility of an unsolicited tender offer or other takeover bid for the Corporation is unsettling to you and other senior executives of the Corporation and its principal subsidiaries, and may result in the departure or distraction of key management personnel to the detriment of the Corporation and its shareholders. The Board of Directors of the Corporation (the “Board”) and the Compensation and Management Development Committee (the “Committee”) of the Board have previously determined that it is in the best interests of the Corporation and its shareholders for the Corporation to minimize these concerns by entering into an agreement (a “Change of Control Agreement”) which would provide you with certain benefits in the event your employment with the Corporation terminates under certain limited circumstances related to a Change of Control. The Corporation has had in place for certain individuals similar agreements that expire on December 31, 2002. Accordingly, the Corporation has determined that it is appropriate to replace those expiring agreements with the arrangements set forth in this Change of Control Agreement.
     These arrangements are being made and entered into to help assure a continuing dedication by you to your duties to the Corporation, notwithstanding the occurrence of a tender offer or other takeover bid. In particular, the Board and the Committee believe it important, should the Corporation receive proposals from third parties with respect to its future, to enable you, without being influenced or distracted by the uncertainties of your own situation, to assess and advise the Board whether such proposals would be in the best interests of the Corporation and its shareholders, and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board and the Committee understand that in the event of a tender offer or other takeover bid that certain senior managers are at risk with respect to continuing employment opportunities with the Corporation. In recognition of that, the Board and the Committee wish to demonstrate to the senior executives that it is the intent of the Board and

Committee, in the event of a Change of Control, to assure that senior executives are treated fairly in those circumstances.
     In view of the foregoing, in order to induce you to remain in the employ of the Corporation or one of its principal subsidiaries and in further consideration of your continued employment with the Corporation, the Corporation and you agree to a Change of Control Agreement as follows:
     1. Termination Benefits.
     In the event your employment with the Corporation or any subsidiary of the Corporation terminates by reason of a “Qualifying Termination” (as the term “Qualifying Termination” is defined below) within two years after a “Change of Control” of the Corporation (as “Change of Control” is defined below), you shall receive the benefits set forth in this Change of Control Agreement, subject to the “Cap” described in Section 6 below.
          (a) Termination Payments. The Corporation will pay you as termination compensation a lump sum amount equal to the sum of: (i) two times your highest annual base salary (not including any bonuses under the Corporation’s Annual Incentive Compensation Plan) paid or payable by the Corporation or any subsidiary of the Corporation to you during the three calendar years ending with the year your employment with the Corporation terminates; plus (ii) two times your Target Bonus; less (iii) any severance, termination, or other cash compensation payable to you under your Severance Agreement with the Corporation or pursuant to any severance policy, plan, or program sponsored by the Corporation or any subsidiary of the Corporation. Any lump sum termination payment due to you pursuant to this Section 1(a) shall be paid to you ten (10) business days after your termination of employment with the Corporation, except that, if you are a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and you are terminated on or after March 1, 2008, then such payment shall be made on the first business day after the six month anniversary of your termination date. For purposes of the calculation set forth in this Section 1(a), Target Bonus shall mean your highest annual base salary during the twelve (12) months immediately preceding your termination of employment times the highest target bonus percentage assigned by the Corporation’s Annual Incentive Compensation Plan to any position you held during the twelve (12) months immediately preceding your termination of employment.
     If after the effective date of this Change of Control Agreement, the Corporation’s Annual Incentive Compensation Plan is replaced by another incentive compensation or bonus program, your Target Bonus for purposes of this Section 1, will be the greater of (i) the Target Bonus as determined under Section 1(a) as of the date of the Change of Control; (ii) the Target Bonus as determined under Section 1(a) as of your termination date; or (iii) the Target Bonus as determined under Section 1(a) except that your Target Bonus will be calculated using the highest target bonus percentage assigned by the replacement program to any position you held during the twelve (12) months immediately preceding your termination of employment.
          (b) Benefits Continuation. You will continue to receive medical, dental, vision, long-term disability, and life insurance benefits as described in this Section 1(b).
               (i) Group Medical, Dental, and Vision. You will receive group medical, dental, and vision coverage in accordance with the terms and conditions of the special insured group medical, dental, and vision plans sponsored by the Corporation for certain senior executives (collectively, the “Insured Plans”). The Insured Plans are designed to be similar to the Corporation’s then in effect self-insured active group medical, dental, and vision plans. You will be eligible to participate in the Insured Plans until the earlier of (i) the end of the period of twenty-four (24) months following your termination of employment or (ii) the day on which you become eligible to receive any group medical, dental, and vision care benefits, as the case may be, under any plan or program of any other employer for active employees. The twenty-four (24) month period referred to above shall run concurrently with the number of months, if any, for which you are entitled to receive continued benefits under your Severance Agreement with the Corporation or pursuant to any severance policy, plan, or program sponsored by the Corporation or any subsidiary of the Corporation. You will be responsible to contribute to the cost of the Insured Plans at the same level, if any, you were required to contribute to receive the similar benefits under the Corporation’s group medical, dental, and vision plans as of your termination date. In lieu of the benefits provided above, you may elect to receive eighteen (18) months of Corporation paid continuation of coverage under the Corporation’s group medical, dental, and vision plans pursuant to Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as it may be amended or replaced from time to time.
               (ii) Retiree Medical Insurance. If during the two year period after the date of the Change of Control, but after the date of your termination of employment (which entitles you to benefits under this Change of Control Agreement), you would have been eligible for early or normal retirement under the terms and conditions of any pension or retirement plan sponsored by the Corporation (or any subsidiary of the Corporation) in which you participate, then you will be eligible to participate in any insured medical plan that the Corporation has in place to provide medical benefits similar to those provided by the Corporation’s retiree medical plan. You will be eligible to participate in the Retiree Insured Plan beginning on the date you would have been eligible for an early or normal retirement had your employment not been terminated and continuing until such time (if any) as the Corporation ceases to provide retiree medical insurance, or the insurance available under the Retiree Insured Plan is no longer available. Until the end of the twenty-four (24) month period following your termination date, the Corporation will pay your full cost of the Retiree Insured Plan. If as of your employment termination date (because of your Qualifying Termination within the required time period), you are eligible to participate in the Corporation’s retiree medical plan, if any, the cost of your participation in the applicable retiree medical plan will be paid by the Corporation for the twenty-four (24) month period following your termination date. After the end of this twenty-four (24) month period, you will be responsible to pay the applicable retiree contribution percentage to participate in the Corporation’s retiree medical plan. Similarly, if you are participating in the Retiree Insured Plan, you will be required to pay the equivalent contribution as if you had been eligible to participate in the Corporation’s retiree medical plan. The Corporation reserves the right to amend or terminate its retiree medical plan at any time. Any such amendment or termination that applies equally to all covered individuals also will apply to you. The Corporation also reserves the right to amend or terminate any Retiree Insured Plan as long as a comparable amendment or termination is being made at the same time to the Corporation’s retiree medical plan. A Retiree Insured Plan also may be amended if such amendment is required by the insurer and a Retiree Insured Plan may be terminated if the underlying insurance cannot be obtained from a reputable insurer.
               (iii) Long-Term Disability. With respect to your long-term disability insurance coverage, you will be eligible to purchase an individual long-term disability conversion policy directly from the insurer providing the group benefits under the Corporation’s Long-Term Disability Plan as of your termination date. To be eligible for this coverage, you must satisfy the insurer’s requirements for coverage, in effect on your termination date, and any such conversion coverage is subject to coverage and other limitations imposed by the insurer. The disability benefits and amount of coverage under the conversion policy may be different than those provided to you under the Corporation’s Long-Term Disability Plan in effect on your termination date. The Corporation will pay the cost to continue any long-term disability conversion coverage for a period of twenty-four (24) months following your termination date. You will be responsible for the cost of any long-term disability conversion coverage in excess of twenty-four (24) months.
               (iv) Life Insurance. The disposition of your life insurance policy or policies (the “Policies”) issued under the Corporation’s Executive Life Insurance Plan (“ELIP”) will be in accordance with the terms and conditions of the ELIP. The Corporation, ten business days after the date your employment with the Corporation (or any subsidiary) terminates, will pay the insurer of the Policies an amount sufficient to fund the Policies for a period of twenty-four (24) months after your termination date. The Corporation will fund the Policies for this twenty-four (24) month period in a manner similar to the funding level before the Change of Control such that the Policies are funded for the Policies’ death benefit and the contribution towards the retiree life insurance portion of the Policies. At the end of this twenty-four (24) month period any additional funding required by the Policies will be your obligation. In lieu of the payment method described above, you may elect, prior to any payment being made, to have the Corporation fund the Policies to the same level with annual installment payments over a two (2) year period, provided that such election shall be valid only if: (a) such election must be made prior to the earlier of your termination of employment and December 31, 2007, and (b) you are not terminated prior to December 31, 2007. To the extent that any of your life insurance coverage under the ELIP is insured under the Corporation’s group term life insurance plan, in accordance with the terms and conditions of that insurance coverage you will be eligible to convert this coverage to individual non-term conversion coverage as of your termination date. To be eligible to receive this conversion coverage you must submit an application to the insurer. Any available conversion coverage is subject to such limitations as may be imposed by the insurer. Should you elect this individual conversion coverage, the Corporation will pay the cost to continue your conversion coverage for a period of twenty-four (24) months following your termination date. You will be responsible for the cost of any conversion coverage in excess of twenty-four (24) months. Notwithstanding the foregoing, if any of the Policies or conversion coverage described in this Section 1(b)(iv) provides a benefit other than a death benefit to you, and you are terminated on or after March 1 in the calendar year following the year in which the Change of Control occurs, then any applicable lump sum payment shall be made (or, in the case of a qualifying installment election, the first annual installment payment shall be made) by the Corporation on the first business day after the six month anniversary of your termination date.
     2. Other Benefits; Loans.
          (a) Incentive Compensation Plan. Generally, your participation in the Corporation’s Annual Incentive Compensation Plan (“AICP”), and any right that you may have to receive a bonus thereunder for the year in which your employment with the Corporation or any subsidiary of the Corporation terminates or any prior year shall be governed by the terms of the AICP. If you were a participant in the AICP at any time during the calendar year in which a Change of Control occurs, however, you will receive at least a pro rated incentive compensation payment for the year in which the Change of Control occurs. Your pro rated incentive compensation payment will be calculated in two steps. The first step will be to calculate the incentive compensation to which you would be entitled under the AICP, calculated on the basis of the following assumptions: (i) the annual performance period ends on the date of the Change of Control; (ii) the financial performance of the Corporation or any of its subsidiaries for the relevant performance period will be equal to the financial performance measured as of the date of the Change of Control, annualized; and (iii) you satisfy all individual subjective performance goals or measures set for you under the AICP at the “target” performance level. The second step will be to multiply the amount determined pursuant to the first step by a fraction, the numerator of which is the number of days that have elapsed in the calendar year prior to the day of the Change of Control and the denominator of which is 365. Any bonus due under this Section 2(a) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
          (b) Retirement and Savings Plans. Any participation by you in, and any terminating distributions and vested rights under, the Phelps Dodge Retirement Plan, the Phelps Dodge Employee Savings Plan, the Phelps Dodge Corporation Supplemental Retirement Plan, and the Phelps Dodge Corporation Supplemental Savings Plan, or any other retirement or savings plan sponsored by the Corporation, regardless of whether such plan qualifies for favorable tax treatment, shall be governed by the terms and conditions of those respective plans, as they may be amended from time to time.
          (c) Loans. Any permitted indebtedness owed by you to the Corporation or any subsidiary of the Corporation on account of advances or loans shall become due and payable and may be deducted from the payment referred to in Section 1 above.
          (d) Outplacement Services. You will be eligible to receive outplacement services for a period of up to one year after your termination date at an outplacement firm selected by the Corporation. The cost of these outplacement services will be paid by the Corporation directly to the outplacement firm selected, up to a maximum amount of fifteen percent (15%) of your highest annual base salary in effect during the twelve (12) months immediately preceding your termination date.
          (e) Executive Physicals. You shall receive a lump sum payment equivalent to the cost of coverage under the Corporation’s Executive Physical program for the twenty-four (24) month period after your termination date. The benefits to which you will be eligible, will be the executive physical benefits that were in effect on the date of the Change of Control and any executive physical benefits received will be subject to the terms and conditions of the Executive Physical program as in effect on the date of the Change of Control. Any lump sum payment due under this Section 2(e) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
          (f) Financial Counseling. To the extent you were eligible for financial counseling paid by the Corporation on the date of the Change of Control, you shall receive a lump sum payment equivalent to the cost of such services for an additional twenty-four (24) month period after your termination date (as determined by the Corporation in good faith). Any lump sum payment due under this Section 2(f) shall be paid to you on the same date as the termination payment is paid under Section 1(a) of this Change of Control Agreement.
     3. Confidentiality.
     In the event your employment with the Corporation or any subsidiary of the Corporation terminates under the circumstances specified in Section 1, you shall retain in confidence any confidential, proprietary, or trade secret information known to you concerning the Corporation and its subsidiaries and their businesses so long as such information is not publicly disclosed by the Corporation or any subsidiary of the Corporation.
     4. Change of Control Defined.
     For purposes of this Change of Control Agreement, a “Change of Control” shall be deemed to have taken place at the time:
          (a) when any “person” or “group” of persons (as such terms are used in Section 13 and 14 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), other than the Corporation or any employee benefit plan sponsored by the Corporation, becomes the “beneficial owner” (as such term is used in Section 13 of the Exchange Act) of 25% or more of the total number of the Corporation common shares at the time outstanding; or
          (b) of the approval by the vote of the Corporation’s stockholders holding at least 50% (or such greater percentage as may be required by the Certificate of Incorporation or By-Laws of the Corporation or by law) of the voting stock of the Corporation of any merger or consolidation with any other corporation (other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation (the “Surviving Entity”) or its direct or indirect parent (the “Survivor Parent”) at least 80% of the combined voting power of the securities of the Corporation or the Surviving Entity or Survivor Parent outstanding immediately after such merger or consolidation); sale of assets; liquidation; or reorganization in which the Corporation will not survive as a publicly owned corporation (the transactions described above being collectively referred to as the “Transaction”); provided that a Change of Control will occur in the circumstances described above only if the Transaction is ultimately consummated; or
          (c) when the individuals who, at the beginning of any period of two years or less, constituted the Board of Directors of the Corporation cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
     5. Qualifying Termination Defined.
          (a) Qualifying Termination. For purposes of this Change of Control Agreement, the term “Qualifying Termination” means a termination of your employment with the Corporation or any subsidiary of the Corporation (under circumstances where you are no longer employed by the Corporation or any such subsidiary) (i) by you for Good Reason, or (ii) by the Corporation or a subsidiary without Cause, and (iii) prior to your death or Disability.
          (b) Cause. “Cause” means willful misconduct in the performance of your duties as an employee which results in a material detriment to the Corporation, and its subsidiaries, taken as a whole.
          (c) Disability. For purposes of this Change of Control Agreement, the term “Disability” shall have the meaning given to that term in the Phelps Dodge Corporation Long-Term Disability Plan.

          (d) Good Reason. For purposes of this Change of Control Agreement, the term “Good Reason” means that you have terminated your employment with the Corporation and all subsidiaries of the Corporation under any of the following circumstances:
(i) such termination occurs more than 180 days following the time when a Change of Control takes place and such Change of Control has not been approved by a resolution adopted by the Board as constituted immediately prior to such Change of Control; or
(ii) you terminate your employment on account of one or more of the following events (and you have not agreed to such event in writing):
(A) the assignment to you of any duties inconsistent, in a way materially adverse to you, with your positions, duties, responsibilities and status with the Corporation and its subsidiaries immediately prior to a Change of Control, or a material reduction in the duties and responsibilities you held immediately prior to such Change of Control; or a change in your reporting responsibilities, titles or offices as in effect immediately prior to such Change of Control; or any removal of you from or any failure to re-elect you to any position with the Corporation or any subsidiary that you held immediately prior to such Change of Control except in connection with your promotion or the termination of your employment; or
(B) a reduction by the Corporation or any subsidiary of the Corporation in your base salary as in effect immediately prior to such Change of Control; the failure by the Corporation or any such subsidiary to continue in effect any employee benefit plan or compensation plan (including any incentive compensation or bonus programs) in which you are participating immediately prior to such Change of Control unless you are permitted to participate in other plans providing you with substantially comparable benefits; or the taking of any action by the Corporation or any such subsidiary which would adversely affect your participation in or materially reduce your benefits under any such employee benefit or compensation plan; or
(C) the Corporation’s or any subsidiary’s requiring you to be based anywhere other than a location within 50 miles of your location immediately prior to such Change of Control; or the Corporation’s or any subsidiary’s requiring you to travel on the Corporation’s or any subsidiary’s business to an extent substantially more burdensome than your travel obligations immediately prior to such Change of Control.
          (e) Employment by Successors. For purposes of this Change of Control Agreement, employment by a successor of the Corporation, or a successor of any subsidiary of the Corporation, that has assumed this Change of Control Agreement pursuant to Section 10 shall be considered to be employment by the Corporation or one of its subsidiaries. As a result, if you are employed by such a successor following a Change of Control, you will not be entitled to receive the benefits provided by Sections 1 and 2 unless your employment with the successor is subsequently terminated in a Qualifying Termination within two (2) years after a Change of Control. Solely for purposes of applying the provisions of Sections 1 and 2 and the definitions set forth in Section 5, the successor shall be deemed to be a subsidiary of the Corporation.
     6. Cap on Payments.
          (a) General Rules. The Internal Revenue Code (the “Code”) places significant tax burdens on you and the Corporation if the total payments made to you due to a Change of Control exceed prescribed limits. For example, if your “Base Period Income” (as defined below) is $100,000, your limit or “Cap” is $299,999. If your “Total Payments” exceed the Cap by even $1.00, you are subject to an excise tax under Section 4999 of the Code of 20% of all amounts paid to you in excess of $100,000. In other words, if your Cap is $299,999, you will not be subject to an excise tax if you receive exactly $299,999. If you receive $300,000, you will be subject to an excise tax of $40,000 (20% of $200,000). In order to avoid this excise tax and the related adverse tax consequences for the Corporation, by signing this Agreement, you will be agreeing that, subject to the exception noted below, the present value (determined in accordance with the applicable regulations) of your Total Payments will not exceed an amount equal to your Cap.
          (b) Special Definitions. For purposes of this Section, the following specialized terms will have the following meanings:
               (i) “Base Period Income”. “Base Period Income” is an amount equal to your “annualized includable compensation” for the “base period” as defined in Sections 280G(d)(1) and (2) of the Code and the regulations adopted thereunder. Generally, your “annualized includable compensation” is the average of your annual taxable income from the Corporation for the “base period”, which generally is the five calendar years prior to the year in which the Change of Control occurs. These concepts are complicated and technical and all of the rules set forth in Section 280G of the Code and the applicable regulations apply for purposes of this Agreement.
               (ii) “Cap” or “280G Cap”. “Cap” or “280G Cap” shall mean an amount equal to $1.00 less than three times your “Base Period Income.” This is the maximum amount which you may receive without becoming subject to the excise tax imposed by Section 4999 of the Code or which the Corporation may pay without loss of deduction under Section 280G of the Code.
               (iii) “Total Payments”. The “Total Payments” include any “payments in the nature of compensation” (as defined in Section 280G of the Code and the regulations adopted thereunder), made pursuant to this Agreement or otherwise, to or for your benefit, the receipt of which is contingent on a “change in ownership or effective control” of the Corporation or a “change in the ownership of a substantial portion of the assets of the Corporation” (as those phrases are defined in Code Section 280G and the regulations adopted thereunder) and to which Section 280G of the Code applies.
          (c) Calculating the Cap. If the Corporation believes that these rules will result in a reduction of the payments to which you are entitled under this Agreement, it will so notify you as soon as possible. The Corporation will then, at its expense, retain a “Consultant” (which shall be a law firm, a certified public accounting firm, and/or a firm nationally recognized as providing executive compensation consulting services) to provide an opinion or opinions concerning whether your Total Payments exceed the limit discussed above. The Corporation will select the Consultant.
          At a minimum, the opinions required by this Section must set forth the amount of your Base Period Income, the items included in the calculation of the Total Payments, the present value of the Total Payments, and the amount and present value of any excess parachute payments.
          If the opinions state that there would be an excess parachute payment, your payments under this Agreement will be reduced to the extent necessary to eliminate the excess. You will be allowed to choose the payment that should be reduced or eliminated, but the payment you choose to reduce or eliminate must be a payment determined by such Consultant to be includable in Total Payments. You will make your decision in writing and deliver it to the Corporation within 30 days of your receipt of such opinions. If you fail to so notify the Corporation, it will decide which payments to reduce or eliminate.
          If the Consultant selected to provide the opinions referred to above so requests in connection with the opinion required by this Section, a firm of recognized executive compensation consultants selected by the Corporation shall provide an opinion, upon which such Consultant may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered before or after the Change of Control.
          If the Corporation believes that your Total Payments will exceed the limitations of this Section, it will nonetheless make payments to you, at the times stated above, in the maximum amount that it believes may be paid without exceeding such limitations. The balance, if any, will then be paid after the opinions called for above have been received.
          If the amount paid to you by the Corporation is ultimately determined, pursuant to the opinion referred to above or by the Internal Revenue Service, to have exceeded the limitation of this Section, the excess will be treated as a loan to you by the Corporation and shall be repayable on the 90th day following demand by the Corporation, together with interest at the lowest “applicable federal rate” provided in Section 1274(d) of the Code. If it is ultimately determined, pursuant to the opinion referred to above or by the Internal Revenue Service, that a greater payment should have been made to you, the Corporation shall pay you the amount of the deficiency, together with interest thereon from the date such amount should have been paid to the date of such payment, at the interest rate set forth above, so that you will have received or be entitled to receive the maximum amount to which you are entitled under this Agreement.
          (d) Effect of Repeal. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.
          (e) Exception. The Consultant selected pursuant to Section 6(c) will calculate your “Uncapped Benefit” and your “Capped Benefit”. The limitations of Section 6(a) will not apply to you if your Uncapped Benefit is at least 120% of your Capped Benefit. For this purpose, your “Uncapped Benefit” is the amount to which you will be entitled pursuant to Sections 1 and 2, as applicable, without regard to the limitations of Section 6(a). Your “Capped Benefit” is the amount to which you will be entitled pursuant to Sections 1 and 2, as applicable, after the application of the limitations of Section 6(a).

     7. Tax Gross-Up.
          (a) Gross-Up Payment. If the Cap imposed by Section 6(a) does not apply to you because of the exception provided by Section 6(e), the Corporation will provide you with a “Gross-Up Payment” if an excise tax is imposed on you pursuant to Section 4999 of the Code. This Gross-Up Payment will be calculated in accordance with the provisions of this Section 7. This Gross-Up Payment will be paid to you as and when payments are made to you which are subject to the excise tax imposed under Section 4999, and in relation to the excise taxes payable with respect to each such payment, but in no event later than two and one-half months following the end of the taxable year in which the corresponding amount payable as a Gross-Up Payment no longer subject to a “substantial risk of forfeiture” (as such term is defined for purposes of Section 409A of the Code). This lump sum payment will be in such an amount that after you have paid (i) the “total presumed federal and state taxes;” and (ii) the excise taxes imposed by Code Section 4999 with respect to the Gross-Up Payment (and any interest or penalties actually imposed), you retain an amount of the Gross-Up Payment equal to the remaining excise taxes imposed by Code Section 4999 on your Total Payments (calculated before the Gross-Up Payment). For purposes of calculating your Gross-Up Payment, your actual federal and state income taxes will not be used. Instead, we will use your “total presumed federal and state taxes.” For purposes of this Change of Control Agreement, your “total presumed federal and state taxes” shall be conclusively calculated using a combined tax rate equal to the sum of the maximum marginal federal and applicable state income tax rates and the hospital insurance (or “HI”) portion of F.I.C.A. Based on the rates in effect for 2002 for an Arizona resident, the “total presumed federal and state tax rate” is 45.09% (38.6% federal income tax rate plus 5.04% Arizona state income tax rate plus 1.45% HI tax rate). The state tax rate for your actual principal place of residence will be used and no adjustments will be made for the deduction of state taxes on the federal return, any deduction of federal taxes on a state return, the loss of itemized deductions or exemptions, or for any other purpose.
          (b) Calculations. All determinations concerning whether a Gross-Up Payment is required pursuant to this Change of Control Agreement and the amount of any Gross-Up Payment (as well as any assumptions to be used in making such determinations) shall be made by the Consultant selected pursuant to Section 6(c). The Consultant shall provide you and the Corporation with a written notice of the amount of the excise taxes that you are required to pay and the amount of the Gross-Up Payment. The notice from the Consultant shall include any necessary calculations in support of its conclusions. All fees and expenses of the Consultant shall be borne by the Corporation. Any Gross-Up Payment shall be made by the Corporation fifteen (15) business days after the mailing of such notice.
     As a general rule, the Consultant’s determination shall be binding on you and the Corporation. The application of the excise tax rules of Code Section 4999, however, is complex and uncertain and, as a result, the Internal Revenue Service may disagree with the Consultant concerning the amount, if any, of the excise taxes that are due. If the Internal Revenue Service determines that excise taxes are due, or that the amount of the excise taxes that are due is greater than the amount determined by the Consultant, the Gross-Up Payment will be recalculated by the Consultant to reflect the actual excise taxes that you are required to pay (and any related interest and penalties). Any deficiency will then be paid to you by the Corporation fifteen (15) business days of the receipt of the revised calculations from the Consultant. If the Internal Revenue Service determines that the amount of excise taxes that you paid exceeds the amount due, you shall return the excess to the Corporation (along with any interest paid to you on the overpayment) immediately upon receipt from the Internal Revenue Service or other taxing authority.

     The Corporation has the right to challenge any excise tax determinations made by the Internal Revenue Service. If the Corporation agrees to indemnify you from any taxes, interest and penalties that may be imposed upon you (including any taxes, interest and penalties on the amounts paid pursuant to the Corporation’s indemnification agreement), you must cooperate fully with the Corporation in connection with any such challenge. The Corporation shall bear all costs associated with the challenge of any determination made by the Internal Revenue Service and the Corporation shall control all such challenges. The additional Gross-Up Payments called for by the preceding paragraph shall not be made until the Corporation has either exhausted its (or your) rights to challenge the determination or indicated that it intends to concede or settle the excise tax determination.
     You must notify the Corporation in writing of any claim or determination by the Internal Revenue Service that, if upheld, would result in the payment of excise taxes in amounts different from the amount initially specified by the Consultant. Such notice shall be given as soon as possible but in no event later than fifteen (15) calendar days following your receipt of notice of the Internal Revenue Service’s position.
          (c) Discretionary Gross-Ups. The Corporation also may provide you with a tax gross-up, at the Corporation’s sole discretion, covering income and/or excise taxes in other situations (“Discretionary Gross-Up”). The Corporation, however, is not obligated to do so and may only do so pursuant to a resolution duly adopted by the Board or the Committee. The payment of a Discretionary Gross-Up to any other individual having a Change of Control Agreement with the Corporation shall not entitle you to receive a Discretionary Gross-Up.
     8. Term of Agreement.
     This Change of Control Agreement, as amended and restated, is effective as of January 1, 2005 and shall constitute the only Change of Control Agreement between you and the Corporation, and it will and will continue in effect until the later of (a) December 31, 2007 or (b) two years following a Change of Control that occurs prior to December 31, 2007.
     9. Termination Notice and Procedure.
     Any termination of your employment by the Corporation or you within two (2) years after a Change of Control shall be communicated by written notice of termination, all in accordance with the following procedures:
          (a) The notice of termination shall indicate the specific termination provision in this Change of Control Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.
          (b) If the Corporation notifies you of your termination for Cause and you in good faith notify the Corporation that a dispute exists concerning such termination within fifteen (15) calendar days following your receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that Cause did exist, your termination date shall be the earlier of (i) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the arbitration provisions set out below, or (ii) the date of your death. If it is determined that Cause did not exist, your employment shall continue as if the Corporation had not delivered its notice of termination.

          (c) If the Corporation notifies you of your termination by reason of Disability and you in good faith notify the Corporation that a dispute exists concerning such termination within fifteen (15) calendar days following your receipt of such notice, you also may elect to continue your employment during such dispute. The dispute relating to the existence of a Disability shall be resolved by the opinion of the licensed physician selected by the Corporation; provided, however, that if you do not accept the opinion of the licensed physician selected by the Corporation, the dispute shall be resolved by the opinion of a licensed physician who shall be selected by you; provided further, however, that if the Corporation does not accept the opinion of the licensed physician selected by you, the dispute shall be finally resolved by the opinion of a licensed physician selected by the licensed physicians selected by the Corporation and you, respectively. If it is thereafter determined that a Disability did exist, your termination date shall be the earlier of (i) the date on which the dispute is resolved or (ii) the date of your death. If it is determined that a Disability did not exist, your employment shall continue as if the Corporation had not delivered its notice of termination.
          (d) If you in good faith notify the Corporation of your termination for Good Reason and the Corporation notifies you that a dispute exists concerning the termination within fifteen (15) calendar days following the Corporation’s receipt of such notice, you may elect to continue your employment during such dispute. If it is thereafter determined that Good Reason did exist, your termination date shall be the earlier of (i) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to the arbitration provisions set out below, (ii) the date of your death, or (iii) one day prior to the second anniversary of a Change of Control, and your payments hereunder shall reflect events occurring after you delivered notice of termination. If it is determined that Good Reason did not exist, your employment shall continue after such determination as if you had not delivered the notice of termination asserting Good Reason.
          (e) If you do not elect to continue employment pending resolution of a dispute regarding a notice of termination, and it is finally determined that the reason for termination set forth in such notice of termination did not exist, if such notice was delivered by you, you shall be deemed to have voluntarily terminated your employment other than for Good Reason and if delivered by the Corporation, the Corporation will be deemed to have terminated you without Cause.
          (f) For purposes of this Change of Control Agreement, a transfer from the Corporation to one of its subsidiaries or a transfer from a subsidiary to the Corporation or another subsidiary shall not be treated as a termination of employment.
          (g) If you elect to continue your employment pending the resolution of a dispute pursuant to Sections 9 (b), (c), or (d), the Corporation, in its discretion, may place you on a paid administrative leave until the dispute is resolved.
     10. Assumption by Successors.
     The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation, acquisition, or otherwise) to all or substantially all of the business and/or assets of the Corporation or any of its subsidiaries to expressly assume and agree to perform this Change of Control Agreement in the same manner and to the same extent that the Corporation or any subsidiary would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Change of Control Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed your termination date.
     11. Miscellaneous.
          (a) Arbitration; Related Expenses. Any dispute or controversy arising under or in connection with this Change of Control Agreement shall be settled exclusively by arbitration held in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The Corporation shall pay on a current basis all legal expenses (including attorney’s fees) incurred by you in connection with such arbitration and the entering of such award if you prevail, or substantially prevail, in such proceeding. Any reimbursement to you of such legal expenses shall be paid by the Corporation no later than March 15th of the calendar year following the year in which such legal expenses were incurred.
          (b) Replacement of Other Agreements. This Change of Control Agreement replaces and supersedes any agreement previously entered into between you and the Corporation regarding the payment of compensation or benefits following a Change of Control. This Change of Control Agreement does not replace or supersede your Severance Agreement with the Corporation or any provision in any stock option or restricted stock plan or agreement or any plan or program to provide retirement or savings benefits.
          (c) Employment at Will. This Change of Control Agreement shall neither obligate the Corporation or any subsidiary of the Corporation to continue you in its employ (or to employ you in any particular office or to perform any specified responsibility) nor obligate you to continue in the employ of the Corporation or any subsidiary of the Corporation.
          (d) Successors. This Change of Control Agreement shall be binding upon and inure to the benefit of you, your estate and the Corporation and any successor of the Corporation, but neither this Change of Control Agreement nor any rights arising hereunder may be assigned or pledged by you.
          (e) Governing Law. This Change of Control Agreement shall be governed by the laws of the State of New York.
          (f) Severability. If any provision of this Change of Control Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Change of Control Agreement or the validity or enforceability of this Change of Control Agreement.
          (g) Amendment or Waiver. Except as otherwise provided in Section 11(j) of this Change of Control Agreement, no provision of this Change of Control Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and such officer as may be designated by the Board or a duly authorized Committee thereof. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Change of Control Agreement to be performed by such other party shall be deemed a waiver of any other condition or provision at any time.

          (h) No Duty to Mitigate. For purposes of receiving payments under this Change of Control Agreement, you are not under any duty to mitigate the damages resulting from your termination of employment. As a result, you will receive the payments and other benefits provided by this Change of Control Agreement regardless of whether you search for or obtain other work. As provided in Section 1(b), however, your right to receive continued group medical, dental, and vision insurance benefits will terminate if you become eligible to receive any such medical, dental, or vision benefits under any other plan or program of any subsequent employer.
          (i) Funding. The Corporation shall establish a trust to provide for the funding of the Corporation’s obligations under this and similar agreements with other executives. The trustee of the trust shall be chosen by the Corporation or any individual or committee to whom the Corporation delegates that responsibility, but the trustee must be a national or state bank or trust company. Prior to the day on which a Change of Control occurs, the Corporation shall transfer to the trustee of the trust an amount equal to the Corporation’s total potential liability to you pursuant to Sections 1(a), 2(a), 2(d), 2(e), 2(f), 7, and 11(a). Such amount shall be determined by the Corporation acting in good faith. If it is discovered at any time that the amount initially transferred is less than the total amount called for by the preceding sentence, the shortfall shall be transferred to the trustee immediately upon the discovery of such error. Under the terms of the trust, the trustee shall be obligated to pay to you the amount to which you are entitled pursuant to Sections 1(a), 2(a), 2(d), 2(e), 2(f), 7, and 11(a) unless such amounts are paid in a timely manner by the Corporation or its successors. The other terms and provisions of the trust agreement shall be determined by the Corporation and the trustee.
          (j) Effect of Change of Law. If at any time during the term of this Change of Control Agreement any federal or state law or regulation is adopted or modified in any way that will increase the cost of this Change of Control Agreement to the Corporation, the Corporation reserves the right to unilaterally modify any provision of the Agreement in any manner which it deems appropriate to eliminate the cost increase to the Corporation, including but not limited to eliminating the offending provision or provisions in their entirety.
          (k) American Jobs Creation Act of 2004. The Corporation and you acknowledge and agree that all payments under this Change of Control Agreement will be made in compliance with and subject to the applicable requirements of Section 409A of the Internal Revenue Code and the regulations and guidance of the Department of the Treasury interpreting and implementing Section 409A. All payments made under this Change of Control Agreement (including but not limited to termination payments, Gross-Up Payments and legal expenses) will, to the extent subject to such Section, be made in compliance with Section 409A.
          (l) Prior Amendments, Waivers. For the avoidance of doubt, this Change of Control Agreement, as amended and restated, is not intended to override any amendments or waivers previously entered into between you and the Corporation with respect to this Change of Control Agreement, or any benefits provided herein.

     If you are in agreement with the foregoing, please so indicate by signing and returning to the Corporation the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between you and the Corporation.

PHELPS DODGE CORPORATION

By

Senior Vice President, Human Resources

Agreed:

Date